EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-206980 on Form S-3 of our report dated February 23, 2018, relating to the financial statements and financial statement schedule of MidAmerican Energy Company (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 23, 2018